UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2011

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Resignation of Principal Financial and Accounting Officer

On May 3, 2011, Robert T. O'Shaughnessy voluntarily resigned as our Executive Vice President and Chief Financial Officer to accept a similar position at another company. Mr. O'Shaughnessy will remain with the Company through a date no later than May 31, 2011 in an advisory capacity.

Item 5.02(c) Appointments of Principal Financial Officer and Principal Accounting Officer

On May 3, 2011, David K. Jones was promoted to the position of Executive Vice President and Chief Financial Officer. Mr. Jones, age 41, has served as our Vice President and Chief Financial Officer for the U.K operations since October 2010. He also has served as our Vice President - Financial Compliance and Controls since April 2006. Mr. Jones joined the Company in 2003 as our Director of Financial Reporting. Prior to joining us, Mr. Jones was a Senior Manager at Andersen LLP, an accounting and financial advisory services firm, which he joined in 1991. In connection with his appointment, Mr. Jones’ base salary was increased to $400,000, he was awarded 6,000 shares of restricted stock vesting over a four year period and the Company has agreed to provide him with standard relocation benefits.

On May 3, 2011, J.D. Carlson, the Company’s Vice President and Corporate Controller, was named the Company’s principal accounting officer and promoted to Senior Vice President. Mr. Carlson, age 41, has served as our Vice President and Corporate Controller since April 2006. Prior to joining us, Mr. Carlson was Corporate Controller for Tecumseh Products. He was previously a Senior Manager for PricewaterhouseCoopers, an accounting and financial advisory services firm, which he joined in 1995. In connection with his appointment, Mr. Carlson was awarded 4,000 shares of restricted stock vesting over a four year period.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 9, 2011	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release.